U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549











                                    Form 8-K










                  Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



         Date of Report                               December 14, 1999
                                            (Date of earliest event reported)



                              TGC Industries, Inc.

           (Exact name of registrant as specified in its charter)




        Texas                        0-14908                 74-2095844
   (State or other                 (Commission           (I.R.S. Employer
    jurisdiction                   File Number)         Identification No.)
  of incorporation)



        1304 Summit, Suite 2
        Plano, Texas                                             75074
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:           (972) 881-1099






Item 5.     Other Events

            On December 14, 1999, the Board of Directors of TGC Industries, Inc. ("TGC") or ("the Company") announced that WEDGE Energy Services, L.L.C., a subsidiary of WEDGE Group Incorporated, a diversified Houston firm with interests in oil and gas services, purchased a $2.5 million 8-1/2% convertible subordinated debenture of the Company. Proceeds of the financing together with other available funds will be used for working capital and an expanded capital expenditure program. The debenture, at WEDGE's option, may be converted into either preferred stock or common stock at a conversion price of $1.15 per share. The December 14th Press Release is attached hereto as Exhibit "A."

Item 7.     Exhibits

            A. Press Release disseminated on December 14, 1999.





Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TGC INDUSTRIES, INC.


                                        /s/ WAYNE A. WHITENER
December 15, 1999                       By:_________________________________
                                            Wayne A. Whitener,
                                            President and CEO
                                        (Principal Executive Officer)



                                   EXHIBIT "A"


News Release:
________________________________________________________________________
TGC INDUSTRIES, INC.
Contact:  Ken Uselton    972-881-1099

WEDGE ENERGY SERVICES, L.L.C., A SUBSIDIARY OF WEDGE GROUP INCORPORATED, CLOSES INVESTMENT IN TGC INDUSTRIES, INC.

Plano, Texas   December 14, 1999 TGC Industries, Inc. (Nasdaq   TGCI; TGCIP;
TGCIW) announced today that WEDGE Energy Services, L.L.C., a subsidiary of WEDGE Group Incorporated, a diversified Houston firm with interests in oil and gas services, purchased a $2.5 million 8 1/2% convertible subordinated deben-ture of TGC Industries, Inc. Proceeds of the financing together with other available funds will be used for working capital and an expanded capital expenditure program. The debenture, at Wedge's option, may be converted into either preferred stock or common at a price of $1.15 per share.

Bill White, President of WEDGE, will be joining the TGC Board of Directors. Mr.White served as Deputy Secretary and Chief Operating Officer of the Department of Energy in 1993-1995. He founded Frontera Resources, an international oil and gas firm which has undertaken a 650 sq. km. 3-D seismic program on shore in the South Caspian. WEDGE previously built and sold WEDGE Dia-log, one of the largest North American down hole wireline companies. WEDGE will also designate one additional director for election to the TGC board.

Wayne Whitener, TGC's president stated "We look forward to an excellent working relationship with WEDGE which we believe will accelerate TGC's growth. Bill White's joining our board will give us access to many new business opportunities."

TGC, doing business as Tidelands Geophysical, based in Plano, Texas, is a geophysical services company which primarily provides 3-D seismic services to oil and gas companies. TGC, doing business as Exploration Surveys, maintains a geophysical gravity data bank.

This report contains forward-looking statements which reflect the view of Company's management with respect to future events. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations are disclosed in the Company's Securities and Exchange Commission filings, and include, without limitation, the unpredictable nature of forecasting weather, the potential for contract delay or cancellation, and the potential for fluctuations in oil and gas prices.
The forward-looking statements contained herein reflect the current views of the Company's management and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.